UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a Party other than the Registrant

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Preliminary Proxy Statement
CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material under §.240.14a-12

RMR Real Estate Income Fund

(Name of Registrant as Specified In Its Charter)

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RMR Real Estate Income Fund

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458

PROXY STATEMENT SUPPLEMENT

YOUR PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF

RMR REAL ESTATE INCOME FUND

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on Wednesday, April 25, 2018

The Board of Trustees (the “Board”) of RMR Real Estate Income Fund, a Maryland statutory trust (the “Fund”), is filing and making this supplement available to the Fund’s shareholders in connection with the solicitation by the Board of proxies to be voted at the Fund’s Annual Meeting of Shareholders (the “2018 Annual Meeting”) to be held on Wednesday, April 25, 2018. The information in this supplement modifies and supplements some of the information included in our proxy statement for the 2018 Annual Meeting (the “Proxy Statement”).

Effective April 12, 2018, the Board, including a majority of the Independent Trustees, upon recommendation and approval of the Audit Committee, appointed RSM US LLP (“RSM”) to serve as the Fund’s independent registered public accounting firm for the fiscal year ending December 31, 2018. RSM replaces Ernst & Young LLP (“Ernst & Young”) in this role. Ernst & Young did not resign and did not decline to stand for re-election. The Fund knows of no direct financial or material indirect financial interest of RSM in the Fund.

Ernst & Young’s reports on the financial statements of the Fund for the fiscal years ended December 31, 2017 and December 31, 2016 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principle.

During the fiscal years ended December 31, 2017, and December 31, 2016, and the subsequent interim period through April 12, 2018, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused Ernst & Young to make reference to the subject matter of the disagreements in connection with their reports on the Fund’s financial statements for such fiscal years.

During the fiscal years ended December 31, 2017, and December 31, 2016, and the subsequent interim period through April 12, 2018, there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Fund provided Ernst & Young with a copy of the foregoing disclosure in accordance with the requirements of Instruction 2 to Item 304 of Regulation S-K. Ernst & Young did not indicate that it believed the foregoing disclosure was incorrect or incomplete.

During the fiscal years ended December 31, 2017, and December 31, 2016, and the subsequent interim period prior to engaging RSM, neither the Fund, nor anyone on its behalf, consulted with RSM with respect to: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might have been rendered on the Fund’s financial statements, and no written report or oral advice was provided that RSM concluded was an important factor considered by the Fund in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Representatives of Ernst & Young and RSM are expected to be present at the 2018 Annual Meeting, with the opportunity to make statements if they desire to do so, and will be available to respond to appropriate questions from shareholders who are present at the 2018 Annual Meeting.

Except as specifically set forth herein, this Supplement does not modify any other disclosures presented in the Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE 2018 ANNUAL MEETING TO BE HELD ON WEDNESDAY, APRIL 25, 2018.

The Notice of 2018 Annual Meeting, Proxy Statement and Annual Report to Shareholders for the year ended December 31, 2017 are available at www.proxyvote.com.